EXHIBIT 99.2
Aaron’s, Inc. Announces Intent to Separate into Two Public Companies

Separation Expected to Sharpen Strategic Focus and Operational Execution
and Deliver Long-Term Shareholder Value
Steve Michaels Named CEO of Progressive; Douglas Lindsay Named CEO of Aaron’s Business
Company to Host Conference Call Today at 8:30 a.m. ET

ATLANTA, July 29, 2020 – Aaron's, Inc. (the “Company”) (NYSE: AAN), a leading omnichannel provider of lease-purchase solutions, today announced that it intends to separate into two independent, publicly-traded companies: Progressive Leasing (“Progressive”) and the Aaron’s Business (“Aaron’s”). Both companies are expected to benefit from improved strategic focus, market-leading positions, strong free cash flow generation and well-capitalized balance sheets, enabling each to unlock substantial value creation opportunities. The separation is planned as a tax-free spin-off of Aaron’s to the Company’s shareholders and is expected to be completed by the end of the year.

“I’m proud that we have built two strong businesses, both of which are well-positioned for long-term success as independent companies,” said John Robinson, President and Chief Executive Officer of Aaron’s, Inc. “The Board and management team believe that separating Progressive and Aaron’s will enhance long-term shareholder value and is the next logical step in the evolution of our organization.”

The proposed transaction will create two highly focused companies:

Progressive: With approximately $2.2 billion of revenue in 2019, Progressive will be comprised of the Company’s current Progressive business segment as well as Vive Financial. As a standalone company, Progressive will be well-positioned for continued strong growth by:

•Investing in innovative technologies
•Growing existing retail partnerships
•Attracting new retail partner opportunities in a large addressable market
•Maintaining an attractive financial profile driven by a capital-efficient business model in a high-growth market
Aaron’s: With approximately $1.8 billion of revenue in 2019, Aaron’s will be comprised of approximately 1,400 company-operated and franchised stores in 47 U.S. states and Canada, the e-commerce platform Aarons.com, and Woodhaven Furniture Industries (“Woodhaven”). As an established leader in the lease-to-own industry, Aaron’s will be well-positioned to:

•Execute its strategic priorities, including its real estate repositioning and digitally-enabled omnichannel strategies
•Provide compelling customer value proposition driven by competitive pricing, high approval rates and local servicing advantages
•Maintain an attractive financial profile including future earnings growth and positive free cash flow

EXHIBIT 99.2

Leadership and Governance

Steve Michaels, the Company’s Chief Financial Officer and President of Strategic Operations, has been appointed Chief Executive Officer of the Company’s Progressive Leasing business segment, effective July 31, 2020, succeeding Ryan Woodley. Mr. Michaels has been instrumental in building and positioning the Company for long-term success. Importantly, he led the 2014 acquisition of Progressive and has worked closely with that team for the last several years. Mr. Woodley will serve as an advisor to Progressive to ensure a seamless transition.

Blake Wakefield, President and Chief Revenue Officer of the Progressive Leasing business segment, who has been instrumental in the growth of Progressive Leasing and the development of its retail partner portfolio, will continue to serve in that capacity. Both Messrs. Michaels and Wakefield will continue to serve in their respective capacities following completion of the separation.

Also, effective July 31, 2020, Douglas Lindsay, President of the Company’s Aaron’s Business segment, will become Chief Executive Officer of the Aaron’s Business, and Steve Olsen, Chief Operating Officer of the Aaron’s Business, will become President of the Aaron’s Business. Messrs. Lindsay and Olsen have been the primary architects of the Aaron’s Business transformation, including its merchandising, real estate and technology strategies. Both Messrs. Lindsay and Olsen will continue to serve in their respective capacities following completion of the separation.

John Robinson, President and Chief Executive Officer of Aaron’s, Inc., will continue in his current role and will oversee the separation. He is expected to depart from his day-to-day role at the Company upon the earlier of completing the separation or December 31, 2020 and is expected to serve as Chairman of Aaron’s. Ray Robinson, who currently serves as the Company’s Chairman, is expected to serve as Chairman of Progressive following the separation.

Kelly Wall, Senior Vice President of Finance and Treasurer of Aaron’s, Inc., will serve as Interim Chief Financial Officer of the Company until the separation has been completed.

“I am pleased to have Steve and Douglas lead Progressive and Aaron’s to ensure the continued innovation, growth and value creation of these two great businesses,” said John Robinson. “Their experience and expertise have been critical to me over the last several years. I look forward to working with them as we complete the separation and continuing to work with Douglas in my role as Chairman of Aaron’s after the separation.”

Mr. Robinson continued, “On behalf of the Board and management team, I would like to thank Ryan Woodley for his outstanding leadership of Progressive over the past five years and his willingness to continue to serve in an advisory capacity during this transition. During his tenure as CEO, Progressive has quadrupled in size and generated remarkable growth for our Company. Without his contributions, this value-creating opportunity would not have been possible. We wish Ryan and his family all the best and appreciate his continuing support of Progressive.”

Additional management team and board member appointments for both companies will be announced prior to the separation.

Until the planned separation has been completed, the Company expects to continue to pay its regular quarterly cash dividend. Each business will set its own dividend policy following the separation.

EXHIBIT 99.2

Transaction Details

The transaction is expected to be completed by the end of 2020, subject to customary closing conditions, including final approval from the Company’s Board of Directors, receipt of a tax opinion of legal counsel with respect to the tax-free nature of the separation, and effectiveness of a Form 10 registration statement to be filed with the U.S. Securities and Exchange Commission. The Company may, at any time and for any reason until the proposed separation has been completed, determine not to consummate the separation or to modify or change its terms.

Advisors

Goldman Sachs & Co. LLC is acting as financial advisor and King & Spalding LLP is acting as legal advisor to the Company.

Aaron’s, Inc. Second Quarter Earnings

In a separate press release issued today, Aaron’s, Inc. also announced financial results for the second quarter ended June 30, 2020.

Conference Call and Webcast

The Company will host a conference call with members of the management team to discuss the transaction and its second quarter earnings on July 29, 2020, at 8:30 a.m. Eastern Time. Members of the investment community are invited to join the conference call by dialing 844-802-2444 (U.S.) or 412-317-5137 (International) and requesting to join the Aaron’s, Inc call. In addition, the call will be available by webcast, accessible through the Aaron’s Investor Relations page at http://investor.aarons.com/. The webcast will be archived for playback on that same site.

About Aaron’s, Inc.

Headquartered in Atlanta, Aaron's, Inc. (NYSE: AAN), is a leading omnichannel provider of lease-purchase solutions. Progressive Leasing provides lease-purchase solutions through more than 20,000 retail partner locations in 46 states and the District of Columbia, including e-commerce merchants. The Aaron's Business engages in the sales and lease ownership and specialty retailing of furniture, home appliances, consumer electronics and accessories through its approximately 1,400 Company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform, Aarons.com. Vive Financial, provides a variety of near-prime credit products that are originated through federally-insured banks. For more information, visit investor.aarons.com, Aarons.com, ProgLeasing.com, and ViveCard.com.

EXHIBIT 99.2
Forward-Looking Statements

Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “intends,” “expected,” “planned,” "will,” “positioned,” and similar terminology. These risks and uncertainties include factors such as (a) uncertainties as to the timing of the separation and whether it will be completed; (b) the possibility that various closing conditions for the separation may not be satisfied; (c) failure of the separation to qualify for the expected tax treatment; (d) the risk that the Aaron’s and Progressive businesses will not be separated successfully or such separation may be more difficult, time-consuming and/or costly than expected; (e) the possibility that the operational, strategic and shareholder value creation opportunities from the separation may not be achieved; (f) the effects on our business from the COVID-19 pandemic, including its impact on our revenue and overall financial performance and the manner in which we are able to conduct our operations; (g) increases in lease merchandise write-offs and the provision for returns and uncollectible renewal payments in light of the impact of the COVID-19 pandemic; and (h) the other risks and uncertainties discussed under "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Statements in this press release that are "forward-looking" include without limitation statements regarding the planned separation of the Aaron’s and Progressive businesses, the timing of any such separation, the expected benefits of the separation, and the future performance of the Aaron’s and Progressive businesses if the separation is completed. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

Contact

Aaron’s, Inc.
Michael P. Dickerson
Vice President, Corporate Communications & Investor Relations
678-402-3590
Mike.Dickerson@aarons.com